UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)       May 17, 2011

Citigroup Inc. (Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043
(Address of principal executive offices) (Zip Code)

(212) 559-1000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 5.02 (e).   Compensatory Arrangements of Certain Officers.

On May 17, 2011, the Personnel and Compensation Committee (the “Committee”) of the Board of Directors of Citigroup Inc. (“Citi”) approved a retention award to Vikram Pandit, CEO.  The award was designed with an appropriate balance of short-, medium- and long-term goals with an emphasis on sustainable shareholder value creation and risk management. Because each component of the retention award has performance conditions, the ultimate value to Mr. Pandit will depend on the successful deployment and execution of strategies approved by Citi’s Board of Directors.

Specifically, and as more fully described below, the award has three components: 1) a deferred stock award that will vest upon the achievement of specified non-financial goals in three key areas related to the sustainability of Citi; 2) a Key Employee Profit Sharing Plan (“KEPSP”) award, the value of which is based on Citi’s financial performance above certain thresholds for all senior executives participating in the KEPSP; and 3) stock options with exercise prices at or above the current market price of Citi common stock, which, like options awarded to other senior executives earlier this year, provide value based on total shareholder return.

Richard D. Parsons, Chairman of Citigroup’s Board of Directors, said, “Vikram has done an outstanding job since coming on board as the financial crisis began. Under his leadership, the management team has navigated Citi through the crisis, returned Citi to profitability and is executing a strategy for sustainable growth.  The long-term, multi-year, performance-based structure of this award is designed to retain Vikram as our CEO and reward him for future performance benefitting the company and our shareholders.”

Deferred Stock Award

Mr. Pandit’s deferred stock was valued at $10,000,000 on the grant date and will vest according to specified non-financial criteria.  The award will vest in three equal installments at December 31, 2013, December 31, 2014 and December 31, 2015, but only if the Committee determines that Mr. Pandit has satisfied objectives in three areas that the Committee believes are central to Citi’s future success.  These areas are: 1) regulatory considerations (such as capital levels and ratios and the results of Citi-wide risk management efforts), 2) an organizational culture focused on responsible finance, conducting business with integrity and serving Citi’s customers (measured through performance metrics such as opinion surveys), and 3) talent development (such as the quality of succession and development plans across a broad group of senior managers).  Before each vesting date, the Committee will decide whether to vest the applicable tranche in full or cause the tranche to be entirely forfeited, based on Mr. Pandit’s performance in meeting discretionary criteria in these three key areas.  Vested shares will be subject to a sale restriction until December 31, 2015.  The award will also be subject to the Citi Clawback (described in more detail below).

KEPSP Award

The Committee made Mr. Pandit’s KEPSP award, like other KEPSP awards made in 2010 and earlier in 2011, in furtherance of the goal of preserving and incenting Citigroup’s key executive team. As discussed below, the value that Mr. Pandit and other executive participants realize with respect to the award will depend on Citi’s performance over a forward-looking multi-year period. As such, KEPSP awards are intended to maintain the executives’ focus on the long-term performance of Citi in a manner that appropriately balances incentives and risk, thereby aligning the executives’ interests with those of Citi’s stockholders and other stakeholders.

The KEPSP award provides Mr. Pandit with the opportunity to receive payments based on a specified percentage of the cumulative pre-tax income of Citicorp for 2011 and 2012. “Cumulative pre-tax income” is defined as the income (loss) from continuing operations before taxes of Citigroup Inc. minus the income (loss) from continuing operations before taxes of Citi Holdings. Mr. Pandit will not be entitled to any payments unless cumulative pre-tax income for this period is at least $12 billion. The following table sets forth the percentage of cumulative pre-tax income awarded to Mr. Pandit and the amount he would receive if threshold performance is attained (there is no target performance goal under the terms of the KEPSP):

Executive	Percentage of Cumulative Pre-Tax Income	Amount Paid if Threshold Performance Is Attained
Mr. Pandit	.05543%	$6,651,600

The initial two-thirds of Mr. Pandit’s award (the “initial payment”) will be payable on May 17, 2013 and the remaining one-third (the “holdback payment”) will be payable on May 17, 2014. The holdback payment will be reduced to the extent of any Citicorp pre-tax losses for 2013. The initial payment will be credited with notional interest equal to the 90-day, U.S. dollar-based London Interbank Offered Rate (“90-day LIBOR”) during 2013 until its payment date, and the holdback payment will be credited with interest at the 90-day LIBOR during 2013 and until its payment date in 2014. Both the initial payment and holdback payment will be paid in cash.

Each payment under the KEPSP to Mr. Pandit is subject to specified conditions, including but not limited to the following:

•	Mr. Pandit must remain employed through the applicable payment date, although the award is subject to accelerated vesting and payment upon his death or disability.

•
The Committee, in consultation with Citi’s Chief Risk Officer, must determine that there has not been a material adverse change in the risk profile of Citi or Citibank, N.A. during the applicable performance period.

•	The KEPSP award is subject to the Citi Clawback.

Stock Options

The Committee also granted to Mr. Pandit stock options with performance-based exercise prices, as follows: 300,000 options have an exercise price of $41.54, which was the market price on the date of grant; 100,000 options have an above-market exercise price of $52.50; and 100,000 options have an above-market exercise price of $60.00, for a total of 500,000 stock options.  The stock options vest in three equal annual installments starting on the first anniversary of the grant date and have a 10-year term.  Mr. Pandit does not vest in the options if he leaves employment for any reason other than death or disability prior to the vesting date, and vested options remain exercisable for the full 10-year term.  Mr. Pandit must hold the net shares acquired after payment of the exercise price, taxes, brokerage commissions and fees for one year, where the options are exercised before the fifth anniversary of the grant date.  The Citi Clawback will apply to all unvested options, as well as vested but unexercised options.

Citi Clawback

Mr. Pandit’s deferred stock award, KEPSP award and stock options will be subject to the Citi Clawback, which is generally applicable to specified compensation awards to senior management.  Unless otherwise provided under the terms of an award, an executive will not be entitled to any unpaid or unvested amount under the Citi Clawback if the Committee determines that he or she:

o	received a payment under a plan or an award based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

o	knowingly engaged in providing inaccurate information relating to financial statements or performance metrics; or

o	materially violated any risk limits established by senior management, a business head and/or risk management, or any balance sheet or working capital guidance provided by a business head.

SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 18, 2011	CITIGROUP INC.

By: /s/ Michael S. Helfer Name: Michael S. Helfer Title: General Counsel and Corporate Secretary